Grant Thornton LLP Chartered Accountants Management Consultants

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We have issued our report dated October 17, 2003 accompanying the consolidated financial statements and schedules incorporated by reference in the Annual Report of Destiny Media Technologies Inc. on Form 10-KSB for the year ended August 31, 2003. We consent to the incorporation by reference in this Registration Statement of the aforementioned report.

/s/ GRANT THORNTON LLP

Vancouver, BC
April 12, 2004

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